Exhibit 99.1

Selective Reports Second Quarter 2023 Results

Net Income of $0.92 per Diluted Common Share and Non-GAAP Operating Income1 of $0.99 per
Diluted Common Share
Return on Common Equity ("ROE") of 9.1% and Non-GAAP Operating ROE1 of 9.8%

In the second quarter of 2023:

•Net premiums written ("NPW") increased 17% compared to the second quarter of 2022;
•GAAP combined ratio was 100.2%, inclusive of $100 million, or 10.6 points, of pre-tax net catastrophe losses, compared to 95.5% in the second quarter of 2022;
•Commercial Lines renewal pure price increases averaged 6.7%, compared to 5.3% in the second quarter of 2022;
•After-tax net investment income of $78 million, up 37% compared to the second quarter of 2022;
•Book value per common share was $40.81, unchanged in the second quarter; and
•Adjusted book value per common share¹ was $47.34, up 2% in the second quarter.

Branchville, NJ - August 2, 2023 - Selective Insurance Group, Inc. (NASDAQ: SIGI) reported financial results for the second quarter ended June 30, 2023, with net income per diluted common share of $0.92 and non-GAAP operating income1 per diluted common share of $0.99. The second quarter combined ratio was 100.2%, including 10.6 points of catastrophe losses. Elevated catastrophe losses impacted each of our underwriting segments, driven mainly by storms affecting our Midwest and East Coast footprint states.

In the quarter, NPW grew 17% from a year ago with renewal pure price increases, exposure growth, stable retention, and strong new business. The investments segment generated 12.6 points of annualized ROE in the quarter, benefiting from higher interest rates and our active portfolio management.

"We delivered exceptional growth in the quarter, and I am pleased with our team's commitment to serving customers through many challenging weather events. Despite these elevated catastrophe losses, we benefited from our consistent, disciplined underwriting and excellent distribution partner relationships. We continue to execute our long-term strategy for profitable growth," said John J. Marchioni, Chairman, President and Chief Executive Officer.

"Our unique operating model, with regionally-based underwriting, claims, and safety management professionals, is a competitive differentiator for Selective, enabling us to navigate successfully through various market environments," added Mr. Marchioni.

Mr. Marchioni concluded, "We are well-positioned, with a strong balance sheet, sophisticated underwriting capabilities, and robust risk management, to deliver profitable growth through our existing distribution partners and state footprint expansion."

Operating Highlights

Consolidated Financial Results	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ and shares in millions, except per share data	2023		2022			2023		2022
Net premiums written	$1,084.9		930.7	17%		$2,084.7		1,820.5	15%
Net premiums earned	942.2		834.4	13		1,844.5		1,646.7	12
Net investment income earned	97.7		70.2	39		189.2		142.8	32
Net realized and unrealized gains (losses), pre-tax	(5.4)		(42.9)	(87)		(2.1)		(83.2)	(97)
Total revenues	1,040.5		864.8	20		2,040.3		1,710.9	19
Net underwriting income (loss), after-tax	(1.2)		29.8	(104)		29.7		73.9	(60)
Net investment income, after-tax	77.8		56.7	37		150.9		115.2	31
Net income available to common stockholders	56.3		37.2	51		146.6		91.3	61
Non-GAAP operating income[1]	60.6		71.1	(15)		148.2		157.0	(6)
Combined ratio	100.2%		95.5	4.7	pts	98.0%		94.3	3.7	pts
Loss and loss expense ratio	68.6		62.9	5.7		65.8		61.8	4.0
Underwriting expense ratio	31.4		32.5	(1.1)		32.0		32.3	(0.3)
Dividends to policyholders ratio	0.2		0.1	0.1		0.2		0.2	—
Net catastrophe losses	10.6	pts	5.5	5.1		8.4	pts	4.0	4.4
Non-catastrophe property losses and loss expenses	16.7		16.6	0.1		16.6		17.5	(0.9)
(Favorable) prior year reserve development on casualty lines	(0.4)		(1.4)	1.0		(0.9)		(1.9)	1.0
Net income available to common stockholders per diluted common share	$0.92		0.61	51%		$2.41		1.50	61%
Non-GAAP operating income per diluted common share[1]	0.99		1.17	(15)		2.44		2.58	(5)
Weighted average diluted common shares	60.9		60.8	—		60.9		60.8	—
Book value per common share	$40.81		39.68	3		40.81		39.68	3
Adjusted book value per common share[1]	47.34		44.18	7		47.34		44.18	7

Overall Insurance Operations

For the second quarter, overall NPW increased 17%, or $154 million, from a year ago reflecting robust new business and effective management of our renewal portfolio. Average renewal pure price increased 6.4%, with strong retention and exposure growth. Our 100.2% combined ratio in the quarter was up from 95.5% a year ago, driven principally by higher catastrophe losses and lower prior year favorable casualty reserve development. Catastrophe losses totaled $100.0 million pre-tax in the quarter, up from $45.6 million in the second quarter of 2022. Results in the current quarter were impacted by 19 named events, with no single storm large enough to attach to our catastrophe reinsurance treaty. Prior year favorable casualty reserve development totaled $3.5 million, including $7.5 million from our workers compensation line of business that was partially offset by $4.0 million of unfavorable development in our personal auto line of business. In the second quarter of 2022, prior year favorable casualty reserve development totaled $12.0 million.

Standard Commercial Lines Segment

For the second quarter, Standard Commercial Lines premiums (representing 80% of total NPW) increased 14% compared to a year ago. The premium growth reflected average renewal pure price increases of 6.7%, new business growth of 23%, strong exposure growth, and consistent retention of 85%. The second quarter combined ratio was 97.1%. The following table shows the variances relative to the 93.1% combined ratio a year ago:

Standard Commercial Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2023		2022			2023		2022
Net premiums written	$870.1		760.3	14%		$1,683.5		1,497.9	12%
Net premiums earned	762.7		680.2	12		1,494.3		1,341.7	11
Combined ratio	97.1%		93.1	4.0	pts	95.9%		93.4	2.5	pts
Loss and loss expense ratio	65.0		59.7	5.3		63.1		60.1	3.0
Underwriting expense ratio	31.9		33.2	(1.3)		32.6		33.1	(0.5)
Dividends to policyholders ratio	0.2		0.2	—		0.2		0.2	—
Net catastrophe losses	8.2	pts	3.3	4.9		6.5	pts	2.8	3.7
Non-catastrophe property losses and loss expenses	14.6		14.6	—		14.5		16.0	(1.5)
(Favorable) prior year reserve development on casualty lines	(1.0)		(1.8)	0.8		(1.2)		(2.4)	1.2

Standard Personal Lines Segment

For the second quarter, Standard Personal Lines premiums (representing 10% of total NPW) increased 32% compared to a year ago. Renewal pure price increases averaged 3.4%, retention was 88%, and new business was up $19.0 million compared to last year as we continued our transition to the mass affluent market. The second quarter combined ratio was 126.5%, including 24.3 points of catastrophe losses and 4.6 points of unfavorable casualty reserve development from the personal auto line of business. The following table shows the variances relative to the 116.9% combined ratio a year ago:

Standard Personal Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2023		2022			2023		2022
Net premiums written	$109.1		82.6	32%		$194.4		147.6	32%
Net premiums earned	87.2		73.3	19		169.0		146.0	16
Combined ratio	126.5%		116.9	9.6	pts	121.4%		104.0	17.4	pts
Loss and loss expense ratio	101.0		90.8	10.2		95.4		78.9	16.5
Underwriting expense ratio	25.5		26.1	(0.6)		26.0		25.1	0.9
Net catastrophe losses	24.3	pts	28.7	(4.4)		21.2	pts	17.4	3.8
Non-catastrophe property losses and loss expenses	43.3		36.7	6.6		42.4		36.0	6.4
Unfavorable prior year reserve development on casualty lines	4.6		—	4.6		3.5		—	3.5

Excess and Surplus Lines Segment

For the second quarter, Excess and Surplus Lines premiums (representing 10% of total NPW) increased 20% compared to the prior-year period, driven by average renewal pure price increases of 7.5% and new business growth of 27%. The second quarter combined ratio was 100.7%, including 17.6 points of catastrophe losses. The following table shows the variances relative to the 95.8% combined ratio a year ago:

Excess and Surplus Lines Segment	Quarter ended June 30,			Change		Year-to-Date June 30,			Change
$ in millions	2023		2022			2023		2022
Net premiums written	$105.7		87.9	20%		$206.8		175.0	18%
Net premiums earned	92.3		80.9	14		181.1		159.0	14
Combined ratio	100.7%		95.8	4.9	pts	93.0%		93.5	(0.5)	pts
Loss and loss expense ratio	67.9		63.5	4.4		60.5		61.3	(0.8)
Underwriting expense ratio	32.8		32.3	0.5		32.5		32.2	0.3
Net catastrophe losses	17.6	pts	2.8	14.8		12.1	pts	2.2	9.9
Non-catastrophe property losses and loss expenses	8.8		15.4	(6.6)		9.4		13.6	(4.2)
(Favorable) prior year reserve development on casualty lines	—		—	—		(2.8)		—	(2.8)

Investments Segment

For the second quarter, after-tax net investment income of $78 million was 37% higher than the prior year period. Pre-tax investment income from our fixed income securities portfolio was up 35% compared to the second quarter of 2022, driven by higher book yields and the investment of operating and investing cash flows over the past year. Pre-tax alternative investment income of $11 million was $2 million higher than the prior-year period. Invested assets per dollar of common stockholders' equity was $3.29 on June 30, 2023, and the investment portfolio generated 12.6 points of non-GAAP operating ROE for the quarter.

Investments Segment	Quarter ended June 30,		Change		Year-to-Date June 30,		Change
$ in millions, except per share data	2023	2022			2023	2022
Net investment income earned, after-tax	$77.8	56.7	37%		$150.9	115.2	31%
Net investment income per common share	1.28	0.93	38		2.48	1.89	31
Effective tax rate	20.4%	19.3	1.1	pts	20.3%	19.4	0.9	pts
Average yields:
Portfolio:
Pre-tax	4.9	3.7	1.2		4.7	3.7	1.0
After-tax	3.9	3.0	0.9		3.8	3.0	0.8
Fixed income securities:
Pre-tax	4.9%	3.8	1.1	pts	4.8%	3.5	1.3	pts
After-tax	3.9	3.1	0.8		3.8	2.8	1.0
Annualized ROE contribution	12.6	9.1	3.5		12.5	8.9	3.6

Balance Sheet

$ in millions, except per share data	June 30, 2023	December 31, 2022	Change
Total assets	$11,217.2	10,802.3	4%
Total investments	8,133.2	7,837.5	4
Long-term debt	503.6	504.7	—
Stockholders’ equity	2,671.4	2,527.6	6
Common stockholders' equity	2,471.4	2,327.6	6
Invested assets per dollar of common stockholders’ equity	3.29	3.37	(2)
Net premiums written to policyholders' surplus	1.52	1.44	0.08
Book value per common share	$40.81	38.57	6
Adjusted book value per common share[1]	47.34	45.49	4
Debt to total capitalization	15.9%	16.6%	(0.7)	pts

Book value per common share increased by $2.24, or 6%, during the first half of 2023. The increase was primarily driven by $2.41 of net income per diluted common share and a $0.35 reduction in after-tax net unrealized losses on our fixed income securities portfolio, partially offset by $0.60 of dividends on our common stock paid to shareholders. During the first half of 2023, the Company did not repurchase any shares of common stock. Capacity under our existing repurchase authorization was $84.2 million as of June 30, 2023.

Selective's Board of Directors declared:

•    A quarterly cash dividend on common stock of $0.30 per common share that is payable September 1, 2023, to holders of record on August 15, 2023; and
•    A cash dividend of $287.50 per share on our 4.60% Non-Cumulative Preferred Stock, Series B (equivalent to $0.28750 per depositary share) payable on September 15, 2023, to holders of record as of August 31, 2023.

Guidance
For 2023, we increased our expectation for net catastrophe losses while maintaining other full-year expectations as follows:
•A GAAP combined ratio of 96.5%, including net catastrophe losses of 6.0 points, up from prior guidance of 4.5 points. Our combined ratio estimate assumes no additional prior year casualty reserve development;
•After-tax net investment income of $300 million that includes $30 million of after-tax net investment income from our alternative investments;

•An overall effective tax rate of approximately 21%, which assumes an effective tax rate of 20% for net investment income and 21% for all other items; and
•Weighted average shares of 61 million on a fully diluted basis.

The supplemental investor package, with financial information not included in this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 11:00 AM ET, on Thursday, August 3, 2023, on www.Selective.com. The webcast will be available for rebroadcast until the close of business on September 1, 2023.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks and flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and an employer of choice is recognized in a wide variety of awards and honors, including listing in Forbes Best Midsize Employers in 2023 and certification as a Great Place to Work® in 2023 for the fourth consecutive year. For more information about Selective, visit www.Selective.com.

1Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating income per diluted common share, and non-GAAP operating return on common equity differ from net income available to common stockholders, net income available to common stockholders per diluted common share, and return on common equity, respectively, by the exclusion of after-tax net realized and unrealized gains and losses on investments included in net income. Adjusted book value per common share differs from book value per common share by excluding total after-tax unrealized gains and losses on investments included in accumulated other comprehensive (loss) income. These non-GAAP measures are used as important financial measures by management, analysts, and investors, because the timing of realized and unrealized investment gains and losses on securities in any given period is largely discretionary. In addition, net realized and unrealized gains and losses on investments could distort the analysis of trends. These operating measurements are not intended to be a substitute for net income available to common stockholders, net income available to common stockholders per diluted common share, return on common equity, and book value per common share prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of net income available to common stockholders, net income available to common stockholders per diluted common share, return on common equity, and book value per common share to non-GAAP operating income, non-GAAP operating income per diluted common share, non-GAAP operating return on common equity, and adjusted book value per common share, respectively, are provided in the tables below.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income Available to Common Stockholders to Non-GAAP Operating Income

$ in millions	Quarter ended June 30,		Year-to-Date June 30,
	2023	2022	2023	2022
Net income available to common stockholders	$56.3	37.2	146.6	91.3
Net realized and unrealized investment (gains) losses included in net income, before tax	5.4	42.9	2.1	83.2
Tax on reconciling items	(1.1)	(9.0)	(0.4)	(17.5)
Non-GAAP operating income	$60.6	71.1	148.2	157.0

Reconciliation of Net Income Available to Common Stockholders per Diluted Common Share to Non-GAAP Operating Income per Diluted Common Share

	Quarter ended June 30,		Year-to-Date June 30,
	2023	2022	2023	2022
Net income available to common stockholders per diluted common share	$0.92	0.61	2.41	1.50
Net realized and unrealized investment (gains) losses included in net income, before tax	0.09	0.70	0.04	1.37
Tax on reconciling items	(0.02)	(0.14)	(0.01)	(0.29)
Non-GAAP operating income per diluted common share	$0.99	1.17	2.44	2.58

Reconciliation of Return on Common Equity to Non-GAAP Operating Return on Common Equity

	Quarter ended June 30,		Year-to-Date June 30,
	2023	2022	2023	2022
Return on Common Equity	9.1%	6.0	12.1	7.1
Net realized and unrealized investment (gains) losses included in net income, before tax	0.9	6.9	0.1	6.4
Tax on reconciling items	(0.2)	(1.5)	—	(1.4)
Non-GAAP Operating Return on Common Equity	9.8%	11.4	12.2	12.1

Reconciliation of Book Value per Common Share to Adjusted Book Value per Common Share

	Quarter ended June 30,		Year-to-Date June 30,
	2023	2022	2023	2022
Book value per common share	$40.81	39.68	40.81	39.68
Total unrealized investment (gains) losses included in accumulated other comprehensive (loss) income, before tax	8.27	5.69	8.27	5.69
Tax on reconciling items	(1.74)	(1.19)	(1.74)	(1.19)
Adjusted book value per common share	47.34	44.18	47.34	44.18

Note: Amounts in the tables above may not foot due to rounding.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions, and we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:
•Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•Deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and interest rate fluctuations;
•Ratings downgrades on individual securities we own could affect investment values and, therefore, statutory surplus;
•The adequacy of our loss reserves and loss expense reserves;
•Frequency and severity of catastrophic events, including natural events that may be impacted by climate change, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•Adverse market, governmental, regulatory, legal, or judicial conditions or actions;
•The significant geographic concentration of our business in the eastern portion of the United States;
•The cost, terms and conditions, and availability of reinsurance;
•Our ability to collect on reinsurance and the solvency of our reinsurers;
•The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•Related to COVID-19:
◦We have been successful in defending against payment of COVID-19-related business interruption losses based on our policies' terms, conditions, and exclusions. However, should the highest courts determine otherwise, our loss and loss expenses may increase, our related reserves may not be adequate, and our financial condition and liquidity may be materially impacted.
◦We cannot predict the amount our premiums may be reduced, or the impact on our underwriting results, from any future (i) voluntary premium credits on in-force commercial and personal automobile policies, (ii) state insurance commissioner or other regulatory directives to implement premium-based credit in lines other than commercial and personal automobile, (iii) voluntary efforts or directives from various state insurance regulators to extend individualized payment flexibility or suspend policy cancellation, late payment notices, and late or reinstatement fees, or (iv) litigation brought by policyholders to recover premiums they allege were excessive during the period of any governmental directive.
•The ongoing Russian war against Ukraine is impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, which influences insurance loss costs, premiums, and investment valuations;
•Uncertainties related to insurance premium rate increases and business retention;
•Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•The effects of data privacy or cyber security laws and regulations on our operations;
•Major defect or failure in our internal controls or information technology and application systems that result in harm to our brand in the marketplace, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•Our entry into new markets and businesses; and
•Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Investor Contact: Brad B. Wilson 973-948-1283 Brad.Wilson@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com